                                                                    Exhibit 99.1

[AMKOR TECHNOLOGY LOGO]
                                                                    News Release

                    AMKOR REPORTS THIRD QUARTER 2003 RESULTS

          RETURNS TO PROFITABILITY FOLLOWING EXTENDED INDUSTRY DOWNTURN

              EXPECTING CONTINUED GROWTH IN FOURTH QUARTER AND 2004

CHANDLER, AZ. --October 27, 2003 -- Amkor Technology, Inc. (Nasdaq: AMKR) reported third quarter sales of $424 million, up 12% sequentially and up 8% over the third quarter of 2002. Amkor returned to profitability in the third quarter, with net income of $16 million, or $0.09 per share, compared with a loss of $59 million, or ($0.36) per share, in the third quarter of 2002.

Amkor's third quarter net income includes a non-cash gain of $10 million, or $0.06 per share, in connection with the reversal of a tax accrual related to tax periods that have closed. Third quarter results also include a charge, with no tax effect, of $2 million, or $0.01 per share, for debt retirement costs in connection with open market purchases of $28 million in 9 1/4% Senior Notes due 2008. Amkor's results for the third quarter of 2002 included $11 million in after-tax charges associated with factory consolidation and operating efficiency initiatives.

"This was a landmark quarter, in which we achieved record unit shipments in most of our ten factories and returned the corporation to positive net income after an unprecedented industry downturn," said James Kim, Amkor's chairman and chief executive officer.

"We believe the outsourced semiconductor assembly and test industry is poised for a period of sustainable growth, at a rate that will outpace the semiconductor industry. We are encouraged that strengthening customer forecasts may partially offset the seasonal weakness typical of our first calendar quarter. Looking broadly at 2004, we are positioning our organization to achieve annual revenues in the neighborhood of $2 billion, and to reach a peak quarterly gross margin of 27% to 30% during the second half of 2004. We remain committed to improve productivity and profitability, maintain strong liquidity, reduce debt and enhance shareholder value," said Kim.

"During the third quarter we saw accelerating demand, particularly from customers supplying the cell phone industry, for a wide range of advanced packages, including stacked CSP, ChipArray BGA, MicroLeadFrame(TM) and camera modules," said John Boruch, Amkor's president and chief operating officer. "Business strengthened as the quarter progressed, with a large number of customers over-supporting their forecasts as demand materialized faster than initially projected. As customer forecasts continued to strengthen, we accelerated our investment in leading-edge assembly and test equipment, and now expect total 2003 capital expenditures to exceed $200 million. As previously announced, Amkor's bank credit facility has been modified to accommodate this increased capital budget."

"Third quarter gross margin rose to 23.9% from 19.6% in the second quarter. Third quarter operating margin rose to 11.2% from 6.0% in the second quarter reflecting the positive operating leverage in our business and the continued high utilization of assets supporting our high growth package families," said Ken Joyce, Amkor's chief financial officer. "Over the past two years we have made substantial progress enhancing the profitability of our business by improving operating efficiencies, increasing manufacturing capacity in strategic growth areas and managing costs."

"Our liquidity remained solid, with cash and equivalents of $341 million at September 30," said Joyce. "During the quarter we received $19 million as the first scheduled payment of a $38 million receivable from Dongbu relating to the sale in 2002 of 20 million shares of Anam Semiconductor Inc. common stock. The remaining $19 million payment is scheduled for February 2004. In the third quarter we also sold an additional five million shares of ASI for net cash proceeds of $12 million. At September 30, short-term debt totaled $54 million, principally relating to working capital lines of credit supporting our operations in Japan and Taiwan. As noted earlier, during the third quarter we purchased and retired $28 million of our 9 1/4% Senior Notes due 2008."

"We are approaching the third anniversary of our successful joint venture with Toshiba, and in January 2004 we will purchase the remaining 40% of the JV with cash payments ranging from $10 million to $15 million. This amount includes a payment of $2 million to terminate our commitment to purchase a tract of land adjacent to the Amkor Iwate facility," said Joyce.

Selected operating data for the third quarter of 2003 is included on a separate page of this release.

BUSINESS OUTLOOK

Our customers' forecasts have continued to build through most of the third quarter. On the basis of these forecasts, we have the following expectations for the fourth quarter:

         -        Sequential revenue increase in the range of 5% to 8%.

         -        Gross margin around 25%.

         -        Net income in the range of 7 to 10 cents per diluted share.

The provision for U.S. taxes related to our positive earnings is offset by the use of net operating loss carryforwards. We anticipate recognizing approximately $3 million per quarter in foreign tax expense. At September 30, 2003 our company had U.S. net operating losses totaling $400 million expiring between 2021 and 2022. Additionally, at September 30, 2003 we had $53 million of non-U.S. net operating losses available for carryforward, expiring between 2003 and 2012.

Amkor will conduct a conference call on October 27, 2003 at 5:00 p.m. eastern time to discuss the results of the third quarter in more detail. The call can be accessed by dialing 303-262-2130 or by visiting the investor relations page of our web site: www.amkor.com or CCBN's website, www.companyboardroom.com. An archive of the webcast can be accessed through the same links and will be available until the company's next quarterly earnings conference call. An audio replay of the call will be available for 48 hours following the conference call by dialing 303-590-3000 passcode: 550705#.

Amkor is the world's largest provider of contract semiconductor assembly and test services. The company offers semiconductor companies and electronics OEMs a complete set of microelectronic design and manufacturing services. More information on Amkor is available from the company's SEC filings and on Amkor's web site: www.amkor.com.

The statements by James Kim, John Boruch and Ken Joyce, and the above statements contained in our Business Outlook, are forward-looking statements that involve a number of risks and uncertainties. Factors that could affect future operating results and cause actual results to vary materially from historical and expected results include, but are not limited to: the highly unpredictable nature of the semiconductor industry; volatility of consumer demand for products incorporating our semiconductor packages; worldwide economic effects of terrorist attacks, military conflict in the Middle East and potential military conflict in Asia and Africa; potential effects of business disruption caused by SARS; competitive pricing and declines in average selling prices; timing and volume of orders relative to the production capacity; availability of manufacturing capacity and fluctuations in manufacturing yields; availability of financing; competition; dependence on international operations and sales; dependence on raw material and equipment suppliers; exchange rate fluctuations; dependence on key personnel; difficulties in managing growth; enforcement of intellectual property rights; and environmental regulations.

Further information on risk factors that could affect the outcome of the events set forth in these statements and that could affect the company's operating results and financial condition is detailed in the company's filings with the Securities and Exchange Commission, including the Report on Form 10-K for the year ended December 31, 2002 and the Report on Form 10-Q for the quarter ended June 30, 2003.

Contact:
         Jeffrey Luth
         VP Corporate Communications
         480-821-2408 ext. 5130
         jluth@amkor.com

SELECTED OPERATING DATA FOR THE THIRD QUARTER OF 2003

                                                     3RD QUARTER         YEAR-TO-DATE
-        Capital expenditures:                       $64 million          $148 million
-        Depreciation and amortization:              $53 million          $165 million
-        Free cash flow *                           ($19 million)        ($ 49 million)

* Reconciliation of free cash flow to the most directly comparable GAAP measure:

Net cash provided by continuing operating activities    $45 million         $ 99 million
Less purchases of property, plant and equipment        ($64 million)       ($148 million)
                                                       ------------        -------------
Free cash flow from continuing operations              ($19 million)       ($ 49 million)
                                                       ============        =============

         We define free cash flow from continuing operations as net cash provided by continuing operating activities less purchases of property, plant and equipment. Free cash flow is not defined by generally accepted accounting principles, and our definition of free cash flow may not be comparable to similar companies.

- End market distribution (an approximation based on a sampling of programs with our largest customers)

            -        Communications:          41%

            -        Computing                24%

            -        Consumer                 23%

            -        Other                    12%

- Combined assembly & test capacity utilization (based on front-of-line capacity) was approximately 80%.

- Assembly average selling price (calculated on a per pin basis) declined approximately 1% from Q2 2003. (Excludes results of Amkor Iwate joint venture)

-        Assembly unit shipments were 1.45 billion, up 10% from Q2 2003.

            -        Percentage of assembly revenue:

            -        Advanced packages        77%

            -        Traditional packages     23%

-        Test revenue as a proportion of total revenue was approximately 9%.

                               (tables to follow)

                             AMKOR TECHNOLOGY, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)

                                                                                  FOR THE THREE MONTHS ENDED
                                                                                         SEPTEMBER 30,
                                                                                  --------------------------
                                                                                      2003          2002
                                                                                  ------------   -----------
                                                                                   (unaudited)   (unaudited)
Net revenues                                                                      $    423,784   $   393,563

Cost of revenues                                                                       322,369       346,053
                                                                                  ------------   -----------
Gross profit                                                                           101,415        47,510
                                                                                  ------------   -----------
Operating expenses:
   Selling, general and administrative                                                  45,023        45,118
   Research and development                                                              6,836         7,622
   Gain on disposal of assets                                                             (148)         (200)
   Amortization of acquired intangibles                                                  2,035         2,000
   Special charges (1)                                                                       -        13,819
                                                                                  ------------   -----------
        Total operating expenses                                                        53,746        68,359
                                                                                  ------------   -----------
Operating income (loss)                                                                 47,669       (20,849)
                                                                                  ------------   -----------
Other (income) expense:
   Interest expense, net                                                                35,151        37,391
   Foreign currency gain                                                                  (895)         (821)
   Other expense, net                                                                      671           996
   Debt retirement costs (2)                                                             2,071             -
                                                                                  ------------   -----------
        Total other expense                                                             36,998        37,566
                                                                                  ------------   -----------
Income (loss) before income taxes, equity investment losses,
  minority interest and discontinued operations                                         10,671       (58,415)
Equity investment losses                                                                     -       (14,299)
Minority interest income (expense)                                                      (1,809)          423
                                                                                  ------------   -----------
Income (loss) from continuing operations before income taxes                             8,862       (72,291)
                                                                                  ------------   -----------
Income tax benefit                                                                      (6,908)      (11,078)
                                                                                  ------------   -----------
Income (loss) from continuing operations                                                15,770       (61,213)
                                                                                  ------------   -----------

Discontinued operations:
   Income from wafer fabrication services business, net of tax of $969 for 2002              -         1,906
                                                                                  ------------   -----------
Net income (loss)                                                                 $     15,770   $   (59,307)
                                                                                  ============   ===========

Per Share Data:
   Basic and diluted income (loss) per common share from continuing operations    $       0.09   $     (0.37)
   Basic and diluted income per common share from discontinued operations                    -          0.01
                                                                                  ------------   -----------
   Basic and diluted income (loss) per common share                               $       0.09   $     (0.36)
                                                                                  ============   ===========

Shares used in computing basic income (loss) per common share                          166,628       164,489
                                                                                  ============   ===========

Shares used in computing diluted income (loss) per common share                        171,440       164,489
                                                                                  ============   ===========

  (1) Special charges include the following:
          Loss on facility shutdowns                                              $          -   $    13,819
                                                                                  ------------   -----------
                                                                                             -        13,819
                                                                                  ============   ===========

  (2) Debt retirement costs include the following:
          Call premium related to redemption of senior notes due February 2008    $      1,648   $         -
          Write-off of unamortized deferred debt acquisition costs                         423             -
                                                                                  ------------   -----------
                                                                                         2,071             -
                                                                                  ============   ===========

                             AMKOR TECHNOLOGY, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                     (in thousands, except per share data)

                                                                                   FOR THE NINE MONTHS ENDED
                                                                                         SEPTEMBER 30,
                                                                                   --------------------------
                                                                                      2003            2002
                                                                                   ------------   -----------
                                                                                    (unaudited)   (unaudited)
Net revenues                                                                       $  1,144,862   $ 1,032,989

Cost of revenues                                                                        922,617       998,557
                                                                                   ------------   -----------
Gross profit                                                                            222,245        34,432
                                                                                   ------------   -----------
Operating expenses:
   Selling, general and administrative                                                  131,828       137,639
   Research and development                                                              19,454        24,535
   Loss (gain) on disposal of assets                                                       (870)        2,912
   Amortization of acquired intangibles                                                   6,103         4,995
   Special charges (1)                                                                        -       281,985
                                                                                   ------------   -----------
         Total operating expenses                                                       156,515       452,066
                                                                                   ------------   -----------
Operating income (loss)                                                                  65,730      (417,634)
                                                                                   ------------   -----------

Other (income) expense:
   Interest expense, net                                                                107,494       111,010
   Foreign currency (gain) loss                                                          (1,083)        1,881
   Other (income) expense, net                                                            2,076           (11)
   Debt retirement costs (2)                                                             32,632             -
                                                                                   ------------   -----------
         Total other expense                                                            141,119       112,880
                                                                                   ------------   -----------

Loss before income taxes, equity investment losses,
   minority interest and discontinued operations                                        (75,389)     (530,514)
Equity investment losses                                                                 (3,555)     (166,040)
Minority interest expense                                                                (2,135)       (2,238)
                                                                                   ------------   -----------
Loss from continuing operations before income taxes                                     (81,079)     (698,792)
                                                                                   ------------   -----------

Income tax benefit                                                                       (6,072)      (61,891)
                                                                                   ------------   -----------
Loss from continuing operations                                                         (75,007)     (636,901)
                                                                                   ------------   -----------

Discontinued operations:
   Income from wafer fabrication services business, net of tax of
     $419 and $3,791                                                                      3,047         6,258
   Gain on sale of wafer fabrication services business, net of tax of
     $7,081 in 2003                                                                      51,519             -
                                                                                   ------------   -----------
   Income from discontinued operations                                                   54,566         6,258
                                                                                   ------------   -----------
Net loss                                                                           $    (20,441)  $  (630,643)
                                                                                   ============   ===========

Per Share Data:
    Basic and diluted loss per common share from continuing operations             $      (0.45)  $     (3.89)
    Basic and diluted income per common share from discontinued operations                 0.33          0.04
                                                                                   ------------   -----------
    Basic and diluted net loss per common share                                    $      (0.12)  $     (3.85)
                                                                                   ============   ===========

Shares used in computing basic and diluted income (loss) per common share               165,883       163,854
                                                                                   ============   ===========

   (1) Special charges include the following:
            Loss on FAS 142 impairment                                             $          -   $    73,080
            Loss on FAS 144 impairment                                                        -       190,266
            Loss on facility shutdowns                                                        -        18,639
                                                                                   ------------   -----------
                                                                                              -       281,985
                                                                                   ============   ===========

   (2) Debt retirement costs include the following:
            Call premium related to redemption of senior notes due May 2006 and
            February 2008                                                          $     21,304   $         -
            Write-off of unamortized deferred debt acquisition costs                      8,787             -
            Other debt retirement costs                                                   2,541             -
                                                                                   ------------   -----------
                                                                                         32,632             -
                                                                                   ============   ===========

                             AMKOR TECHNOLOGY, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                                  SEPTEMBER 30,  DECEMBER 31,
                                                                                      2003           2002
                                                                                  ------------   -----------
                                                                                  (unaudited)
                                  Assets
Current assets:
    Cash and cash equivalents                                                     $    340,503   $   311,249
    Accounts receivable--
        Trade, net of allowance for doubtful accounts of $6,862 and $7,122             280,959       234,056
        Other                                                                            6,452         8,532
    Inventories                                                                         88,280        72,121
    Other current assets                                                                48,071        48,661
                                                                                  ------------   -----------
                   Total current assets                                                764,265       674,619
                                                                                  ------------   -----------
Property, plant and equipment, net                                                     978,409       966,338
                                                                                  ------------   -----------
Investments                                                                             47,281        83,235
                                                                                  ------------   -----------
Other assets:
    Goodwill                                                                           629,502       628,099
    Acquired intangibles                                                                39,504        45,033
    Due from affiliates                                                                      -        20,852
    Other                                                                               76,711       114,178
    Assets of discontinued operations                                                      247        25,630
                                                                                  ------------   -----------
                   Total other assets                                                  745,964       833,792
                                                                                  ------------   -----------
                   Total assets                                                   $  2,535,919   $ 2,557,984
                                                                                  ============   ===========

                         Liabilities and Stockholders' Equity
Current liabilities:
    Bank overdraft                                                                $      5,130   $     4,633
    Short-term borrowings and current portion of long-term debt                         54,240        71,023
    Trade accounts payable                                                             195,882       180,999
    Due to affiliates                                                                    3,109        70,243
    Accrued expenses                                                                   166,109       184,223
                                                                                  ------------   -----------
                   Total current liabilities                                           424,470       511,121
Long-term debt                                                                       1,785,765     1,737,690
Other noncurrent liabilities                                                            79,418        67,661
                                                                                  ------------   -----------
                   Total liabilities                                                 2,289,653     2,316,472
                                                                                  ------------   -----------

Minority Interest                                                                       11,224        10,145

Stockholders' equity:
    Common stock                                                                           167           166
    Additional paid-in capital                                                       1,179,904     1,170,227
    Accumulated deficit                                                               (954,175)     (933,734)
    Receivable from stockholder                                                              -        (2,887)
    Accumulated other comprehensive gains (losses)                                       9,146        (2,405)
                                                                                  ------------   -----------
                   Total stockholders' equity                                          235,042       231,367
                                                                                  ------------   -----------
                   Total liabilities and stockholders' equity                     $  2,535,919   $ 2,557,984
                                                                                  ============   ===========

                              AMKOR TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                       FOR THE THREE MONTHS ENDED
                                                                                                               SEPTEMBER 30,
                                                                                                       ---------------------------
                                                                                                           2003            2002
                                                                                                       -----------      ----------
                                                                                                       (UNAUDITED)      (UNAUDITED)
Cash flows from continuing operating activities:
      Income (loss) from continuing operations                                                         $    15,770      $  (61,213)
      Depreciation and amortization                                                                         52,660          76,048
      Equity investment losses                                                                                   -        (127,004)
      Other adjustments to reconcile loss to net cash provided by operating activities                      16,297         141,216
      Changes in assets and liabilities excluding effects of acquisitions                                  (39,739)         19,003
                                                                                                       -----------      ----------
             Net cash provided by operating activities                                                      44,988          48,050
                                                                                                       -----------      ----------

Cash flows from investing activities:
      Purchases of property, plant and equipment                                                           (63,649)        (20,202)
      Other investing activities                                                                            14,600          46,420
                                                                                                       -----------      ----------
             Net cash provided by (used in) investing activities                                           (49,049)         26,218
                                                                                                       -----------      ----------

Cash flows used in financing activities                                                                     (3,841)        (16,977)
                                                                                                       -----------      ----------

Effect of exchange rate fluctuations on cash and cash equivalents related to continuing operations           2,041          (1,554)
                                                                                                       -----------      ----------

Cash flows provided by discontinued operations                                                                  60          17,363
                                                                                                       -----------      ----------

Net increase (decrease) in cash and cash equivalents                                                        (5,801)         73,100
Cash and cash equivalents, beginning of period                                                             346,304         161,938
                                                                                                       -----------      ----------
Cash and cash equivalents, end of period                                                               $   340,503      $  235,038
                                                                                                       ===========      ==========
Supplemental disclosures of cash flow information:
      Cash paid during the period for:
          Interest                                                                                     $   32,105       $   31,658
          Income taxes                                                                                 $    3,030       $    3,054

                             AMKOR TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                        FOR THE NINE MONTHS ENDED
                                                                                                             SEPTEMBER 30,
                                                                                                       ---------------------------
                                                                                                           2003           2002
                                                                                                       -----------      ----------
                                                                                                       (UNAUDITED)      (UNAUDITED)
Cash flows from continuing operating activities:
      Loss from continuing operations                                                                  $   (75,007)     $ (636,901)
      Depreciation and amortization                                                                        165,360         264,108
      Equity investment losses                                                                               3,555          24,737
      Other adjustments to reconcile loss to net cash provided by operating activities                      53,980         374,330
      Changes in assets and liabilities excluding effects of acquisitions                                  (48,792)         23,148
                                                                                                       -----------      ----------
             Net cash provided by operating activities                                                      99,096          49,422
                                                                                                       -----------      ----------

Cash flows from investing activities:
      Purchases of property, plant and equipment                                                          (148,230)        (82,298)
      Other investing activities                                                                            34,612          47,531
                                                                                                       -----------      ----------
             Net cash used in investing activities                                                        (113,618)        (34,767)
                                                                                                       -----------      ----------

Cash flows provided by (used in) financing activities                                                       27,621         (13,798)
                                                                                                       -----------      ----------

Effect of exchange rate fluctuations on cash and cash equivalents related to continuing operations           2,522             905
                                                                                                       -----------      ----------

Cash flows provided by discontinued operations                                                              13,633          33,219
                                                                                                       -----------      ----------

Net increase in cash and cash equivalents                                                                   29,254          34,981
Cash and cash equivalents, beginning of period                                                             311,249         200,057
                                                                                                       -----------      ----------
Cash and cash equivalents, end of period                                                               $   340,503      $  235,038
                                                                                                       ===========      ==========

Supplemental disclosures of cash flow information:
      Cash paid during the period for:
          Interest                                                                                     $   107,869      $  103,174
          Income taxes                                                                                 $     7,553      $    5,754